UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2015

Resort Savers, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-187437	46-1993448
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Room 1309 Wanjun Jingmao Building, No.21 Baoxing Road, Boa An Central
Shenzhen, China 518133
 (Address of principal executive offices)

Registrant's Telephone Number, including area code:  (360) 873-8866

_________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 3 – Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities

On March 4, 2015, the Company issued 28,708,315 shares of common stock to unaffiliated investors, none of whom reside in the United States.  The shares were issued in consideration of investments made in the Company by and through its wholly owned subsidiary, Xing Rui International Investment Holding Group, Co.  Investors invested a total $2,000,000, in cash and securities, which was paid directly by the investors towards the investment an Worx America, a private corporation.

The Company relied upon exemptions available under of Regulation S of the Securities Act of 1933.

Section 8 – Other Events
Item 8.01 Other Events

On March 6, 2015, the Company issued a corrective press release clarifying its investment into Worx America.

The information as set forth in this report on Form 8-K is qualified in its entirety by reference to the press release that is attached as an exhibit to this Form 8-K.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

Exhibit 99.1
Press release dated March 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/Zhou Gui Bin
Zhou Gui Bin, President